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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) MAY 30, 2000


                      LET'S TALK CELLULAR & WIRELESS, INC.


               (Exact name of registrant as specified in charter)




          Florida                    0-23351                  65-0292891
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      State or other              (Commission               (IRS Employer
     jurisdiction of              File Number)            Identification No.)
      incorporation


     800 Brickell Avenue, Suite 400, Miami, Florida              33131
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            (Address of principal offices)                     (Zip Code)




Registrant's telephone number including area code          (305) 358-8255

(Former name or former address, if changed since last report)  NOT APPLICABLE


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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         On May 30, 2000, Let's Talk Cellular & Wireless, Inc. (the "Registrant"), together with its five wholly owned subsidiaries, Telephone Warehouse, Inc., Cellular Warehouse, Inc., Cellular USA, National Cellular, Incorporated and Sosebee Enterprises, Inc. (collectively, with the Registrant, the "Company"), each filed voluntary petitions for relief under chapter 11, title 11 of the United States Code (11 U.S.C. ss.ss. 101 ET SEQ., the "Bankruptcy Code") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). Pursuant to the provisions of chapter 11 of the Bankruptcy Code, the Registrant and its Subsidiaries continue to operate their businesses in the ordinary course as debtors-in-possession, and no trustee has been appointed in any of the chapter 11 cases.

         Pursuant to an order dated May 31, 2000, the Bankruptcy Court approved interim debtor-in-possession financing of up to $5 million by a syndicate of financial institutions lead by The Chase Manhattan Bank (the "Banks"). Subject to final approval by the Bankruptcy Court, the Company has received a commitment by the Banks for debtor-in-possession financing of up to $15 million in the aggregate.





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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 15, 2000                    Let's Talk Cellular & Wireless, Inc.



                                        By: /s/ BRETT BEVERIDGE
                                           -------------------------------------
                                           Brett Beveridge
                                           President and Chief Executive Officer










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